Exhibit 10.1

SEVERANCE AGREEMENT AND RELEASE

RECITALS

This Severance Agreement and Release (“Agreement”) is made by and between Michael D. Cable (“Employee”) and Xenogen Corporation, a Delaware corporation (“Company”) (collectively referred to as the “Parties” and separately referred to as a “Party”):

WHEREAS, Employee will be employed by the Company until December 31, 2004;

WHEREAS, the Company and Employee entered into an Employee Proprietary Information Agreement on August 19, 1998 (the “Confidentiality Agreement”);

WHEREAS, Employee signed Stock Option Agreements with the Company (the “Stock Option Agreements”) with regard to the options Employee was granted on the dates set forth on the attached Schedule A to purchase the number of shares of the Company’s common stock set forth on the attached Schedule A opposite each respective grant dates (the “Options”):

WHEREAS, Employee’s employment with Company will be voluntarily terminated on or about December 31, 2004 (the “Separation Date”);

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration.

(a) Cash.

(i) Through the Separation Date, the Company shall continue to make all salary payments in accordance with the Company’s normal payroll practices and provide all benefits consistent with Employee’s employment prior to the Effective Date, provided that Employee continues to provide assistance (reasonable in scope and consistent with his duties) with installations of IVIS imaging systems through the Separation Date.

(ii) Provided that Employee continues to provide assistance (reasonable in scope and consistent with his duties) with installations of IVIS imaging systems through the Separation Date, the Company agrees to pay Employee (i) a total of One Hundred Thirty Thousand Dollars ($130,000), less applicable withholding, plus the remaining balance of the Employee’s accrued paid time off, payable in a lump sum payment on the Separation Date and (ii) any earned bonus for performance related to the year ending December 31, 2004, less applicable withholding, which Employee otherwise would be entitled to receive; any such bonus to be payable at such time as the Company makes such bonus payments to its other employees.

(b) COBRA. The Company shall reimburse Employee for the payments Employee makes for COBRA coverage for a period of six (6) months following the Separation Date, or until Employee has secured other employment, whichever occurs first, provided Employee timely elects and pays for COBRA coverage. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for COBRA coverage.

(c) Resignation. The Company shall process the termination of Employee’s employment as of December 31, 2004 as a voluntary resignation, and shall represent that Employee resigned from his employment to any potential future employer who contacts the Company’s human resources department and requests confirmation of this information.

2. Stock; Accelerated Vesting. The Parties acknowledge that as of the Separation Date, prior to any acceleration, Employee will be vested in 27,810 shares under his outstanding options listed on Schedule A. However, in consideration of Employee’s assistance to date with the transition of his role to his successor, the Company has agreed that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Employee will be considered to have vested in all options that would otherwise have vested through and including December 31, 2005. Employee acknowledges that as a result of such acceleration, as of the Separation Date, Employee will have vested in the number of options set forth on the attached Schedule B and no more; and furthermore that he must exercise any outstanding options by no later than January 30, 2005 in accordance with the terms of the Stock Option Agreements. The exercise of Employee’s vested shares shall continue to be governed by the terms and conditions of the Company’s 1996 Stock Option Plan (the “1996 Stock Plan”), the 2004 Equity Incentive Plan (the “2004 Plan”) and the Stock Option Agreements, as applicable.

3. Benefits. Employee’s health insurance benefits will cease at the end of December 2004, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all other benefits and incidents of employment will cease on the Separation Date. Employee will cease accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Separation Date.

4. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed, or obtained by Employee as a result of his employment with the Company, or otherwise belonging to the Company.

5. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, outplacement costs, fees, stock, stock options, vesting commissions and any and all other benefits due to Employee once the payments and benefits in Section 1 have been made.

6. Release of Claims. Employee agrees that the foregoing consideration represents satisfaction in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the “Releasees”), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Separation Date, including, without limitation:

(a) any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code.;

(e) any and all claims for violation of the federal, or any state, constitution;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h) any and all claims for attorneys’ fees and costs.

Employee acknowledges and agrees that any material breach of any provision of this Agreement or of Employee’s obligations under the Confidentiality Agreement shall, among other possible courses of action available to the Company for any breach of this Agreement, entitle the Company to cease the severance benefits provided to Employee under this Agreement, except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys’ fees and any and all damages incurred by the Company in: (a) enforcing Employee’s obligations under this paragraph and the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim brought or pursued by Employee in violation of the terms of this Agreement.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

(a) he should consult with an attorney prior to executing this Agreement;

(b) he has up to twenty-one (21) days within which to consider this Agreement;

(c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d) this Agreement shall not be effective until the revocation period has expired; and,

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

8. California Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SEPARATION WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

9. No Pending or Future Lawsuits.

(a) Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

(b) The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Employee. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee.

10. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

11. Publicity. The Parties agree that: (i) the contents and terms of this Agreement, (ii) the consideration for this Agreement, and (iii) any allegations relating to the Company or its officers or employees with respect to Employee’s employment with the Company constitute “Separation Information.” The Parties acknowledge that the Company is required to file this Agreement with the Securities and Exchange Commission and agree not to publicly disclose the terms of or circumstances surrounding this Agreement to third parties outside of such filing; provided, however, that if a third person explicitly asks about the terms of or circumstances surrounding this Agreement, either Party may reference the public filing of this Agreement and direct such third person to the filing with the Securities and Exchange Commission. Other than provided in the preceding sentence, Employee agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, and the Parties agree that there will be no publicity, directly or indirectly, concerning any Separation Information (other than to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Separation Information).

12. No Cooperation. Employee agrees he will not directly or indirectly present or prosecute and will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees with respect to matters related to the period of Employee’s employment with the Company, unless under a subpoena or other court order to do so. If approached by anyone for counsel or assistance in the presentation or prosecution of any such disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

13. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. The Company agrees to refrain from any defamation, libel or slander of Employee.

14. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him/herself or any other person or entity.

15. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

16. No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.

17. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment (to the extent not previously withheld by the Company), if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay (other than with respect to the Company’s failure to withhold and pay the amount so withheld), or Employee’s delayed payment of federal or state taxes or damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

18. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

19. Indemnification. Employee agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee’s benefit, upon Employee’s initiative, or with Employee’s aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

20. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes or the California Code of Civil Procedure. The Parties agree that the prevailing Party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing Party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to the Parties’ obligations under this Agreement and the agreements incorporated herein by reference.

21. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company, which are not specifically set forth in this Agreement.

23. Severability. In the event that any provision or portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of such provision.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the 1996 Stock Plan, the 2004 Stock Plan and the Stock Option Agreements.

25. No Waiver. The failure of any Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

26. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either Party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party.

27. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

28. Attorneys’ Fees. In the event that either Party brings an action to enforce or affect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

29. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the “Effective Date”), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.

30. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

31. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

XENOGEN CORPORATION

Dated: 11/30/04	By:	/s/ Pamela Reilly Contag
Pamela R. Contag
President

Michael D. Cable, an individual

Dated: 11/30/04	/s/ Michael D. Cable
Michael D. Cable

Schedule A

Michael Cable Stock Option Grants

Grant Date	Option Type	Shares Granted	Exercise Price	Vesting Start Date
12/01/03	ISO	2,499	$0.42	10/01/98
12/01/03	ISO	3,150	$0.42	04/03/99
12/01/03	ISO	5,214	$0.42	12/02/99
12/01/03	ISO	10,429	$0.42	09/27/00
12/01/03	ISO	26,071	$0.42	12/01/03
07/19/04	ISO	25,000	$7.00	07/19/04

Schedule B

Michael Cable Vested Options with Accelerated Vesting Credit to December 31, 2005

Grant Date	Shares Granted	Vesting Start Date	Vested
12/01/03	2,499	10/01/98	2,499
12/01/03	3,150	04/03/99	3,150
12/01/03	5,214	12/02/99	5,214
12/01/03	10,429	09/27/00	10,429
12/01/03	26,071	12/01/03	13,035
07/19/04	25,000	07/19/04	8,854

Total Vested as of 12/31/2004 (taking into account acceleration of vesting through 12/31/05 as set forth in Section 2 of the Agreement)			43,181